EXHIBIT 10.21

                            MATLEY PLAZA PARTNERSHIP
                               1537 KLOSTERS COURT
                            ALPINE MEADOWS, CA 96146

                                 LEASE AGREEMENT

Lessor hereby leases to Lessee and Lessee hereby hires from Lessor the premises hereinafter described on the terms and conditions set forth in this Lease Agreement (hereinafter referred to as "Lease").

                             BASIC LEASE PROVISIONS

The words, figures, and definitions set forth in Paragraphs A - L, inclusive, are part of this Lease wherever appropriate reference is made thereto, unless modified elsewhere in this Lease.

A.   Date of the Lease:               April 1, 2004

     Projected commencement date:     April 1, 2004

B.   Lessor:                          Matley Plaza Limited Partnership

C.   Lessors Address for Notices:     1537 Klosters Court
                                      Alpine Meadows, CA 96146

D.   Lessee:                          WESTERN GOLDFIELDS, INC.
E.   Lessee's Trade Name:             WESTERN GOLDFIELDS, INC.

F.   Lessee's Address for Notices:    961 MATLEY LANE SUITE 120

G. Matley Plaza: The property outlined on the Site Plan attached hereto as Exhibit "A". The property outlined on the Site Plan is referred to herein as the "Commercial Center".

               City:               RENO
               County:             WASHOE
               State:              NEVADA
               Address or nearest streets:     961 Matley Lane,
                                               Reno, NV 89502


H. Premises: The area depicted on Exhibit "B" to this Lease containing the following approximate measurements:

     Total area:  2840 SQUARE FFRT OF OFFICE
                  1830 SQUARE FEET OF WAREHOUSE
                  570 SQUARE FEET OF ACCESSED COMMON AREA

I.   Permitted Use OFFICES AND WAREHOUSE

J.   Term:  TWO YEARS, RENEWABLE FOR ONE-TWO YEAR PERIOD

Minimum (Annual) Rent: $53,328.00 paid per year. $4444.00 per month ($1.10 SF FOR OFFICE & S.55 SF FOR WAREHOUSE AND RECEPTION AREA AND RESTROOMS) for the first two years. Years three and four will have a 5% increase in rent to $55994.40 per year paid $4666.20 per month.

K.   Security Deposit $4444.00

L    PARTIES


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                                 LEASE AGREEMENT

I.   PARTIES

     This Lease is made APRIL 1, 2002 between MATLEY PLAZA PARTNERSHIP, as a Partner ("Lessor"), whose address is 1537 Klosters Court, Alpine Meadows, CA 96146, WESTERN GOLDFIELDS, INC. , ("Lessee") whose address is 961 Matley Lane Suite 120.

     WITNESSETH

     WHEREAS, Lessor is the owner of, or has the unqualified tight to lease the Property more particularly described below; and

     WHEREAS, Lessee is willing to lease such Property from Lessor according to their terms and conditions as set forth herein.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.01 -  PREMISES:

     Lessor does hereby lease to Lessee, and Lessee hereby hires from Lessor the following Premises (hereinafter referred to as the "Premises"), more particularly described as follows:

     961  Matley  Lane,  Suite  120
     Reno,  NV  89502

SECTION 2.01 - BUSINESS NAME:

     The name of such business will be WESTERN GOLDFIELDS INCLessee will be solely responsible for any costs of changing the name as it is featured in any signs of the MATLEY PLAZA COMMERCIAL CENTER or in any business, advertising, or like materials containing such name emanating from the MATLEY PLAZA COMMERCIAL CENTER.

SECTION 2.02 - USE:

     The Premises shall be used and occupied by Lessee for the following purposes, and not for other purpose whatsoever without obtaining the prior written consent of Lessor: OFFICES AND WAREHOUSE

SECTION 3.01 - TERM:

     The Term of the Lease shall be for two years commencing on April 1, 2004 and ending an March 31, 2006. Lessee shall have the right to renew the lease for a two year period commencing on April 1, 2006 and ending on March 31, 2008.

If Lessee shall remain in possession of the Premises after the expiration of the Term of this Lease, such possession shall be as a month-to-month Lease, during which the rent shall be payable at a ten (10%) percent annual rent rate increase in effect during the last month of the Term, and all other provisions of the Lease shall be applicable, including those provisions which may become applicable at the expiration of the Term of this Lease. Should the month-to-month tenancy continue beyond a six (6) month period from the expiration, then the rent payable shall increase an additional twenty (20%) percent above the rate in effect during the previous month.

SECTION 3.02 - LESSEE'S VOLUNTARY BEGINNING:

     If Lessee voluntarily chooses to, and does open for business at any time before the beginning of the Term as contemplated under this Lease, then such day of opening will constitute the actual beginning of the Term.


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SECTION 3.03 - DELAY IN POSSESSION

     Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of the Lease or the obligations of Lessee hereunder or extend the Term hereof, but in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is-tendered to Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within ninety (90) days from saidcommencement date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, terminate this Lease, in which event the parties shall be discharged from all obligations hereunder, provided further, however, that if such written notice of Lessee is not mailed to Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

SECTION 4.01 - RENT AND SECURITY DEPOSIT:

     Lessee shall pay to Lessor as minimum monthly rent, without prior notice of demand, the sum of Four thousand four hundred forty dollars even in advance, beginning on the date the Term commences and continuing thereafter. Monthly rent for the first month or portion of it shall be paid on the date the Term commences. Monthly rental for any partial month shall be-prorated. The Term commences on April 1, 2004. All rent shall be paid to Lessor at the address above specified for Lessor.

     If this Lease terminates before the expiration date for any reasons other than Lessee's default, month rental shall be prorated to the date of termination, and Lessor shall immediately repay to Lessee all rent then prepaid and unearned.

SECTION 5.01 - REAL PROPERTY TAXES:

     Lessee shall pay its proportionate share of all real property taxes and general and special assessments ("real property taxes"), levied and assessed against the building, other improvements, and land of which the Premises are a part.

     Lessee's proportional share shall be the ratio of the total real property taxes levied and assessed against the building, other improvements, and land of which the Premises are a part at a rate of 14 percent.
                                                     --

     Each year lessor shall notify Lessee of Lessor's calculation of Lessee's proportionate share of the real property taxes and together with such notice shall furnish Lessee with a copy of the tax bill. Lessee shall pay its proportionate share of the real property taxes quarterly along with other CAM costs as outlined in Section 7.01 of this Lease.

SECTION 6.01 - PERSONAL PROPERTY TAXES:

     Lessee shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against Lessee's personal property installed or located in or on the Premises, and that become payable during the term.

SECTION 7.01 - MAINTENANCE:

     1. LESSOR'S OBLIGATIONS: Subject to the provisions of Section 15 and except for damage caused by any negligent or intentional act or omission of Lessee and Lessee's agents, employees or invitees, Lessor, at Lessor's expense, shall keep in good order, condition, and repair the foundations, exterior walls, and exterior roof of the Premises. Lessor shall not, however, be obligated to paint such exterior walls, windows, doors, or plate glass. Lessor shall have no obligation to make repairs under this Paragraph 7.01.1, until a reasonable time after receipt of written notice of the need for such repairs.


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     2.   LESSEE'S  OBLIGATIONS:

          (a) Subject to the provisions of Sections 16 and 7.01, Lessee, at Lessee's expense, shall keep in good order, condition, and repair the Premises and every part thereof, regardless of whether the damaged portion of the Premises or the means of repairing the same are accessible to Lessee, including and without limitation thereto, all plumbing, electrical lighting facilities, fire detection systems including sprinkler system maintenance repair, HVAC system, and any and all movable or mechanically operated equipment or device within the Lessee's Premises.

          (b) Lessor will replace all broken glass within reasonable time with respect to any glass featured on the exterior of Lessee's space, whether or not the same glass is also contained on the interior of the space, whether at Lessee's request or on Lessor's initiative, but all such replacements will be at Lessor's expense unless broken by Lessee or his agents. In that event it will be billed to and immediately payable by Lessee,

          (c) Lessee shall cover a prorated portion of all costs to supervise and administer said common area maintenance, parking lots, sidewalks, driveways, and other areas used in common by the Lessee or occupants of the Premises. Common area maintenance to be passed through to Lessees on a prorated basis may include, but not be limited to parking lot sweeping and maintenance, landscaping maintenance, and exterior light maintenance. Lessor shall furnish to Lessee a statement showing the total common area costs, Lessee's share of common area costs for the accounting period, within thirty (30) days after the end of each accounting period, covering the accounting period just ended. Said costs shall include such fees as may be paid to a third party in connection with same.

          (d) Upon the expiration or early termination of this Lease, Lessee shall surrender the Premises in the same condition as received, broom clean, ordinary wear and tear and damage by fire, earthquakes, Act of God, disrepair occasioned by Lessor's failure to comply with the provisions of section 7.01.1, or the elements alone excepted. Lessee, at its sole cost and expense, agrees to repair any damage to the Premises caused delay by Lessee in so surrendering the Premises, including without limitation; any claims made by any succeeding Lessee founded on such delay.

          (e) All heating, air conditioning, and ventilation equipment for the Lessee's space will be maintained and serviced by the Lessor and the cost of the maintenance and servicing will be billed directly to the Lessee and is the Lessee's responsibility for payment

          (f) CAM AND PASS-THROUGH COSTS: All pass-through costs as detailed above in Sections 5.01, Property Taxes; 7.01, Maintenance; 8.01, Utilities; and 9.01, Insurance, shall be Lessee's responsibility to pay his prorated share of these costs. Lessee's prorated share of all CAM and pass-through costs is 14 percent of total costs.

     3. LESSOR'S RIGHTS: In the event Lessee fails to perform Lessee's obligations under this Section, Lessor shall give Lessee notice to do such acts as are reasonably required to maintain the Premises; if Lessee shall fail to commence such work and diligently prosecute it to completion, then Lessor shall have the right, but not the obligation, to do such acts and expend such funds at the expense of Lessee as are reasonably required to perform such work. Lessee shall pay any amount so expended by Lessor promptly after demand, with interest at ten (10) percent per annum from the dale of such work. Lessor shall have no liability to Lessee for any damage, inconvenience, or interference with the use of the Premises by Lessee as a result of performing any such work, excepting any damage, loss, expense, or liability ari sing from Lessor's negligence or that of its employees, agents, or contractors.

SECTION 8.01 - UTILITIES:

     Lessee shall pay prior to delinquency for all utilities and services furnished to or used by it, including without limitation electricity, gas, and telephone service. Lessor


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shall  supply  separate  meters as required for gas and electric to the Lessee's own space and use. Lessee to pay its own gas, electrical, and telephone use by Lessee.

     Lessor shall supply a dumpster as existing for normal trash removal of the entire building. Should the Lessee need additional trash removal, it shall be at Lessee's cost.

SECTION 9.01 - INSURANCE:

     1. LIABILITY INSURANCE: Lessee shall, at Lessee's expense, procure and maintain at all times during the Term of this Lease, a policy of comprehensive public liability insurance insuring Lessor and Lessee against any liability &rising out of the ownership, use, occupancy, or maintenance of the Premises and appurtenant areas. Such insurance shall at all times be in the amount not less than one million ($1,000,000.00) dollars per occurrence and one million ($1,000.000.00) dollars aggregate for any and all bodily injury and property damage losses. The limits of such insurance shall not limit the liability of Lessee. If the Premises are part of a larger property, said insurance shall have a Lessor's protective liability endorsement attached hereto, All insurance required hereunder shall be with companies rated AAA or better in Best's Insurance Guide. Lessee shall deliver to Lessor Certificates of Insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor, provided that in the event Lessee fails to procure same at Lessee's expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which the Lessor may carry. Lessee shall, within twenty (20) days prior to the expiration of such policies, furnish Lessor with renewals or binders or Lessor may order such insurance and charge the cost to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall have the right to provide such insurance coverage pursuant to blanket polices obtained by Lessee, provided such blanket polices expressly afford coverage to the Premises and to Lessee as required by this Lease.

     2. LESSOR'S LIABILITY AND PROPERTY INSURANCE OBLIGATION. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined
Single Limit Bodily Injury and Property Damage Insurance insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy or maintenance of the Matley Plaza property in an amount not less than $1,000,000.00 per occurrence. Lessor shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Matley Plaza property, but not Lessee's personal property, fixtures, equipment or tenant improvements, in an amount not to exceed the full replacement value thereof, ass the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises) special extended perils, ("all risk", as such term is used in the insurance industry), and such other insurance as Lessor deems advisable.

     3. LESSOR'S RIGHTS: Lessor may inspect the Premises at reasonable times on twenty-four (24) hours notice to Lessee that the inspection will be for purposes of determining insurance requirements. After such inspection, if Lessor gives written notice to Lessee that particular items are not covered or are inadequately covered by insurance on the Premises, Lessee will immediately proceed to so cover such items and furnish Lessor with copies of policies as above provided.

SECTION 10.01 - ASSIGNMENT AND SUBLETTING:

     1. LESSOR'S CONSENT REQUIRED: Lessee shall not assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, and shall not sublet the Premises or any part hereof, without the prior written consent of Lessor and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

     2. REASONABLE CONSENT: If Lessee complies with the following conditions, Lessor shall not unreasonably withhold its consent to the subletting of the


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Premises  or  any portion thereof. Lessee shall submit in writing to Lessor: (a)
the name and legal composition of the proposed sub-Lessee; (b) the nature of the proposed sub-Lessee's business to be carried on the Premises; (c) the terms and provisions of the proposed sublease; (d) such reasonable financial information as Lessor may request concerning the proposed sub-lessee.

     3. NO RELEASE OF LESSEE: No consent by Lessor to any subletting by Lessee shall relieve Lessee of any obligation to be performed by the Lessee under this Lease, whether occurring before or after such subletting. The consent by Lessor to any subletting shall not relieve Lessee form the obligation to obtain Lessor's express written consent to any subletting. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be consent to any subsequent subletting or other transfer. The terms of this paragraph shall not apply to an approved assignment.

     4. ATTORNEY'S FEES: In the event Lessor shall consent to a sublease of assignment under this Section 9, Lessee shall pay Lessor's reasonable attorney's fees not to exceed five hundred ($500.00) dollars incurred in connection with given such consent.

SECTION 11.01 -ALTERATIONS:

     Lessee shall not make any structural or exterior alterations to the Premises without Lessor's written consent, which consent shall not be unreasonably withheld. Lessee at its cost shall have the right to make, without Lessor's consent, non-structural alterations to the interior of the Premises that Lessee requires in order to conduct its business therein. In making any alterations having a value greater than one thousand ($1,000.00) dollars that Lessee has the right to make, Lessee shall comply with the following:

     A. The alterations shall not be commenced until seven (7) days after Lessor has received notice from Lessee stating the date the alterations are to commence.

     B. The alterations shall be in conformance with all applicable local agency permits, including but not limited to State or Federal laws and regulations and all required local building and/or fire Marshall permits. Lessee will procure all permits at Lessee's expense.

     C. The performed in a manner that will not interfere with the quiet enjoyment of the other Lessees in the building in which the Premises are located.

     At the option of Lessor, Lessee shall have the obligation to remove from the Premises immediately before the expiration of the Term, alterations Lessee has made to the Premises. Lessee will be responsible for any damage to the premises as a result of the removal of any alterations. Any alterations that Lessor does not require Lessee to remove shall become the property of Lessor. All tenant improvements installed in Lessee's space prior to the original occupancy date shall remain as the Lessor's property, and shall not be removed by Lessee.

     The Lessee shall not cause any mechanic's liens (excepting those arising by operation of law securing the payment of monies not yet due and payable) to be filed against the premises subject to this Lease, and Lessee shall indemnify, hold harmless, and commit not waste upon or to the Premises subject to this Lease, and upon expiration of this Lease, the Lessee shall surrender to Lessor the Premises subject to this Lease in the same order and condition in which Lessee received the Premises, the effects of ordinary wear and tear, Acts of God, casualty, insurrection, riot, public disorder, disrepair occasioned by Lessor's failure to perform under section 5.01, or permanent alterations, additions, and improvements made by Lessee excepted.

SECTION 12.01 - SIGNS:

     Lessee, at its cost, shall have the right to place, construct, and maintain an exterior sign on the east entrance of the leased premises advertising its business. Lessor shall have the right to approve such signs, and any sign that Lessee has the right to place, construct, and maintain shall comply with all applicable laws. Upon termination of the tenancy


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herein  created, Lessee shall remove any sign so placed and repair any damage or injury  to  the  Premises  caused  thereby.

SECTION 13.01 -ACCESS:

     Lessor and its authorized representatives shall have the right to enter the Premises during Lessee's business hours and at all other reasonable times with twenty-four (24) hours prior notice for the purpose of:

     1.   Determining  whether  the  Premises  are in good condition and whether
Lessee  is  complying  with  its  obligations  under  this  Lease;

     2. Do any necessary maintenance and to make any restoration to the Premises or the building and other improvements in which the Premises are located that Lessor has the right or obligation to perform;

     3. Posting "for sale" signs at any time during the Term, or posting "for rent" or "for lease" signs during the last four (4) months of the Term or at any time after the Lessee is in default of the Lease,

     If Lessor's entry and activities on the Premises result from Lessee's default, Lessee shall not be entitled to any abatement of rent.

     Lessor  shall  conduct  its  activities  on the Premises as allowed in this
Section 11.01 in a manner that will cause the least possible inconvenience, annoyance, or disturbance to Lessee.

SECTION 14.01 - INDEMNITY:

     1. LESSEE'S INDEMNIFICATION: Lessee shall indemnify and hold Lessor harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Lessee's use of the Premises, or from the conduct of Lessee's business, or from any activity, work, or thing being done, permitted, or suffered by Lessee in or about the Premises or elsewhere. Lessee shall further indemnify and hold Lessor harmless from and against any obligation of Lessee's part to be performed under this Lease, or arising from any negligence of Lessee or Lessee's agents, contractors, or employees, and from and against all costs, reasonable attorney's fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor shall defend same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises arising from any cause excepting the acts or omissions of Lessor, its employees, agents, and contracts, and Lessee hereby waives all claims in respect thereof against Lessor.

     2. LESSOR'S INDEMNIFICATION: Lessor shall indemnify and hold Lessee harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Lessor's use of the Premises, or from the conduct of Lessor's business, or from in or about the Premises or elsewhere. Lessor shall further indemnify and hold Lessee harmless from and against any and all claims arising from any breach or default in the performance of any obligation of Lessor's part to be performed under this Lease, or arising from any negligence of Lessor's agents, contractors, or employees, and from and against all costs, reasonable attorney's fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Lessee by reason of any such claim, Lessor upon notice from Lessee shall defend same at Lessor's expense.

     3. EXEMPTION OF LESSOR FROM LIABILITY: Except for loss, injury, or damage caused by Lessor's employees, agents, or contractors and Lessor's failure to perform under Section 5.01, Lessor shall not be liable for injury to Lessee's business or loss of income therefrom or merchandise or property of Lessee, its employees, invitees, customers, caused by or resulting from fire, steam, electricity, gas, water, or rain, which may be sustained by the person, goods, wares, merchandise, or property of Lessee, its


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employees,  invitees,  customers, agents, contractors, or any other person in or about the Premises from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building or which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury of the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other Lessee, if any, of the building in which the Premises are located.

SECTION 15.01 - WAIVER OF SUBROGATION

     Lessor and Lessee each hereby waive any and all rights of recovery against the other or against the officers, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party of its property or the property of others under its control caused by fire or any of the extended coverage risks described in Section 7.01.2 to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

SECTION 16.01 - DAMAGE OR DESTRUCTION

     1. PARTIAL DAMAGE - INSURED: In the event improvements on the Premises are damaged by any casualty which is covered under an insurance policy required to be maintained pursuant to Section 7.01, then Lessor shall repair such damage as soon as is reasonably possible and this Lease shall continue in full force and effect.

     2. TOTAL DESTRUCTION: If the Premises are totally destroyed during the Term of this Lease from any cause whether or not covered by the insurance required under Section 7.01 (including any destruction required by any authorized public authority), this Lease shall automatically terminate as of the date of aiirh total within thirty (30) days after the date of occurrence of such damage. Any adjustments made to previous payments should be refunded based on an allocation per day, week, or month.

     3. DAMAGE NEAR END OF THE TERM: If the Premises are partially destroyed or damaged during the last six (6) months of the Term of this Lease, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Any adjustments made to previous payments should be refunded based on an allocation per day, week, or month.

     4. LESSOR'S OBLIGATIONS: The Lessor shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, office fixtures, partitions, railings, ceilings, floor covering, equipment, machinery, or fixtures, or any other improvements or property installed in the Premises by Lessee or at the direct or indirect expense of Lessee. Lessee shall be required to restore or replace same in the event of damage.

     5. LESSOR'S REMEDIES: If Lessor shall be obligated to repair or restore the Premises under this Section 14.01 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee at Lessee's option may cancel and terminate this Lease by written notice to Lessor at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

     6. TERMINATION - ADVANCE PAYMENTS: Upon termination of this Lease pursuant to Section 14.01, an equitable adjustment shall be made concerning advance rent and any advance payment made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not therefore been applied by Lessor. Any adjustments made to previous payments should be refunded based on an allocation per day, week, or month.

SECTION 17.01 - CONDEMNATION:

     1. LEASE TERMINATED: If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Lessor under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), this Lease shall terminate as to the part so taken as of the date of condemning authority takes title of possession, taken as of the date of condemning authority takes title of possession, whichever occurs first if more than ten
(10) percent of the floor area of any building on the Premises, or more than twenty-five (25) percent of the land area of the Premises not covered with buildings, is taken by condemnation, either Lessor or Lessee may terminate this Lease, as of the date of condemning authority takes possession, by notice in writing of such election within twenty (20) days after Lessor shall have notified Lessee of the taking, or in the absence of such notice then within twenty (20) days after the condemning authority shall have taken possession. If this Lease is terminated under threat of condemnation, Lessee shall be entitled to a prorated portion of any rentals paid beyond the effective date of condemnation.

     2. LEASE NOT TERMINATED: If this Lease is not terminated by either Lessor or Lessee, then it shall remain in full force and effect as to the portion of the Premises remaining, provided the rent shall be reduced in the proportion that the floor area of the buildings taken within the Premises bears to the total floor area of all buildings located on the Premises. In the event this Lease is not so terminated, then Lessor agrees, at Lessor's sole cost, to restore the Premises to a complete unit of like quality and character as existed prior to the condemnation as soon as is reasonably possible. All wards from the taking of any part of the Premises or any payment made under the threat of the exercise of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Lessor, whether made as compensation for diminution of value of a leasehold or for the taking of the fee or as compensation for diminution of value of a leasehold or for the taking of the fee or as severance damages; provided, however, that Lessee shall be entitled to any award for loss or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefore by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

     3. LESSOR'S AND LESSEE'S RIGHT UNDER CONDEMNATION: Lessor will be entitled exclusively to any condemnation award for the real property of the building, and Lessee will not be entitled to any part of such an award or as a result of any purported interest or time remaining under its Lease. Lessee will have a claim exclusively for expenses for any other portion within it, for any loss of business, and for any losses resulting to trade fixtures not a permanent part of the building. If this Lease is terminated under threat of condemnation, Lessee shall be entitled to a prorated portion of any rentals paid beyond the effective date of condemnation.

SECTION 18.01 - DEFAULT, REMEDIES:

     1. DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

          (a) Any failure by Lessee to pay the rent or any other monetary sums required to be paid hereunder where such failure continues for ten (10) days after written notice thereof by Lessor to Lessee;

          (b)  The abandonment or vacation of the Premises by Lessee;

          (c) A material failure by Lessee to observe and perform any other provisions of this Lease to be observed or performed by Lessee, where such failure continues for twenty (20) days after written notice thereof by Lessor to Lessee, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such twenty (20) day period, Lessee shall not be deemed to be in default if

Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion;

          (d) The making by Lessee of any general assignment of general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudge, bankrupt, or of a petition for reorganization of arrangement under any law relating to bankruptcy (unless, in the case of a petition days); the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or the attachment, execution, or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

     2. REMEDIES: In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice and demand and without limiting Lessor in the exercise of any right or remedy at law or in equity which Lessor may have by reason of such default or breach:

          (a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Lessee's right to possession, irrespective of whether Lessee shall have abandoned the Premises. In the event Lessor elects to not terminate the Lease, Lessor shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Lessor deems reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the Premises, such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new Lessee taking possession of the Premises. Notwithstanding that Lessor fails to elect to terminate the Lease initially, Lessor at any time during the term of this previous default of Lessee; or

          (b) Terminate Lessee's right to possession by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including without limitation thereto, the following: () the worth at the time of award of any unpaid rent which had been earned at the time of such termination;
(ii) the worth at the time of award of the amount by which theunpaid rent which would have been earned after terminating until the time of award exceeds th eamount of such rental loss that is proved could have been reasonably voided;
(iii) the worth at the time of award exceeds the amount of such rental loss that is porved could have been reasonably voided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term afer the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided.

     As used in subparagraph (i) above, the "worth at the time of award" is computed by allowing interest at the rate of ten (10) percent per annum from the date of default. As used in subparagraphs (ii) and (iii), the "worth at the time of award' is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one (1) percent. The term "rent" as used in this Section 16.01, shall be deemed to be and to mean the rent to be paid pursuant to Section 4.01 and all other monetary sums required to be paid by Lessee pursuant to the terms of this Lease.

     3. LATE CHARGES: Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage of trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's design within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten (10%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, not prevent Lessor from exercising any of the other rights and remedies granted hereunder.

     4. DEFAULT BY LESSOR: Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same completion.

SECTION 19.01 - MISCELLANEOUS:

     1.   ESTOPPEL  CERTIFICATES:

          (a) Lessee shall at any time not less than ten (10) days prior written notice from Lessor execute, acknowledge, and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) ani the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. A prospective purchaser or encumbrance of the Premises may conclusively rely upon any such statement.

          (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance; and (iii) that not more than one month's rent has been paid in advance.

          (c) If Lessor desires to finance or refinance said Premises, or any part thereof, Lessee hereby agrees to deliver to any 1 ender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

     2. TRANSFER OF LESSOR'S INTEREST: In the event of a sale of conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, Lessor shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest, shall be delivered to the successor Lessor. This Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignee provided all lessor's obligations hereunder are assumed in writing by the transferee.

SECTION 20.01 - SUBORDINATION:

     1. SUBORDINATION: This Lease at Lessor's option shall be subject and subordinate to all ground or underlying Lease which now exist or may hereafter be executed affecting the Premises or the land upon which the Premises are situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now may exist against the land or improvements, or either thereof, of which the Premises are a part, or on or against Lessor's interest or estate therein, or on or against any ground or underlying Lease, without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. If any mortgagee, trustee, or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust, or ground Lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior or subsequent to the date of said mortgage, deed of trust or ground Lease, or the date of the recording thereof.

     2. SUBORDINATION AGREEMENTS: Lessee covenants and agrees to execute and deliver upon demand without charge therefore, such further instruments evidencing such subordination of this Lease to such existing ground or underlying Leases and to the Lien of any such mortgages or deed of trust as may be required by Lessor. Lessee hereby appoints Lessor, as Lessee's attorney-at-fact, irrevocably, to execute and deliver any such agreements, instruments, releases, or other documents.

SECTION 21.01 - MATTERS OF PERFORMANCE:

     1. PARTIES NOT A SINGLE ENTITY: In collecting any amounts of rent or sums payable for other purposes under this Lease, or in otherwise cooperating with Lessee under these provisions, Lessor does not become a partner, joint venturer, shareholder, associate investor, or the like in Lessee's business in any way; but all such provisions simply define the obligations of the parties in respect to their separate and independent positions as parties under a lessor-lessee relationship toward the leasing of Premises in 961 Matley Lane, Suite 120.

     2. WASTE AND NUISANCE: Lessee will not commit waste in or at the Leased Premises, or allow it to be committed, not permit maintenance of a nuisance or any other matter which may interfere with the conduct of business or other normal enjoyment of the Premises of any other Lessee or invitee of 961 Matley Lane, suite 120or inhabitants of frequenters of the directly surrounding community of the commercial center.

     3. LESSEE'S COMPLIANCE WITH LAWS: Lessee will comply with all governmental requirements respecting the conduct of business or use of the Leased Premises in a timely and appropriate manner and at its sole cost, and will pay and be solely responsible for all taxes, levies, assessments, licenses, or fines set out by any such authorities directed to the conduct of such business, carrying of inventory, utilization of personnel, arrangements with suppliers or customers, or the like.

     4. LESSOR'S RIGHT OF ENTRY: Lessor may enter into Lessee's Premises at reasonable times with twenty-four (24) hours notice and while it is open for business and, without unreasonably interfering with the course of conduct of Lessee's business, engage in any activities designed to accomplished under any relevant provisions of this Lease. Lessor also may enter in the same manner to show the Premises or enclosing structure to various persons who might be interested for reasons connected with Lease provisions, such as, but limited to, lenders, insurers, prospective purchasers or tenants, and the like. Lessor may enter in the same manner to repair structures or improvements in the Leased Premises or an adjoining space. No such actions may be considered a constructive eviction.

     5. NOTICES AND AUTHORIZATION: All rents or payments, notices, or approvals in writing provided for under this Lease will be sent by either party or certified mail return receipt requested, to the other party as follows: to Lessor at Matley Plaza Limited Partnership, 1537 Klosters Court, Alpine Meadows, CA 96146; to Lessee at Leased Premises. Additional copies may be sent by any post to any other address where such parties also may be reached. Such addresses may be changed by written notice of the addressee.

     6. LEASE EXECUTION AUTHORIZATION: The person or persons executing this Lease on behalf of Lessee shall be presumed to be authorized to bind Lessee in all future actions pertaining to this Lease. Lessee agrees to be bound by the actions and communications of such person or persons unless Lessee notifies Lessor in writing that authority to such person or persons has been terminated and supplies Lessor with the names and addresses of new persons who are authorized to act on behalf of Lessee in connection with this Lease.

     7. WAIVERS: No waiver of any term, condition, or covenant of this Lease may be presumed but must be made in writing by the part so waiving to the other party. No acceptance by Lessor from Lessee of any amount paid for any reason under this Lease in a sum less than what is actually owing will constitute a compromise, settlement, accord, and satisfaction, or other final disposition of the amount owing in the absence of writing from Lessor to the contrary.

     8. INTEREST ON OBLIGATIONS: Any payments regularly scheduled under this Lease as daily, monthly, or annual charges, whether construed as rent or otherwise, will be due promptly and will bear interest from the due date of fifteen (15) percent per annum until actually paid.

     9. PREVENTION OF PERFORMANCE: Any prevention, delay, or stoppage of work to be performed by Lessor or Lessee which is due to strikes, labor disputes, inability to obtain labor, materials, equipment, or reasonable substitutes therefore, Acts of God, governmental restriction or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other cases beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration to that prevention, delay, or stoppage. Nothing in this Section 19.01 shall excuse or delay Lessee's obligation to pay rent or other charges under this Lease.

SECTION 22.01 - BANKRUPTCY:

     In the event Lessee or Lessor shall file a voluntary petition in bankruptcy, make assignments for the benefit of all or substantially all of their respective assets, or fail to secure dismissal of an involuntary petition in bankruptcy within sixty (60) days after filing thereof, then such an event shall be deemed an act of default and the nondefaulting party may terminate this Lease upon ten (10) days written notice to the other.

SECTION 23.01 -SURRENDER OF PREMISES:

     Upon termination of this Lease by lapse of time or otherwise, Lessee shall surrender the Premises in as good condition as they were in at the beginning of the Term, ordinary wear and tear for alterations, changes, or additions, made in compliance with this Lease, Acts of God, or other casualty excepted.

SECTION 24.01 - NOTICES:

     Any notice, demand, request, or consent that either party desires or is required to be given by this Lease shall be in writing and shall be deemed sufficient if sent by United States mail to the following:

LESSOR:                              LESSEE:

Matley Plaza Limited Partnership     WESTERN GOLDFIELDS
1537 Klosters Court                  961 Matley Lane Suite 120
Alpine Meadows, CA 96146             Reno, Nevada 89502

SECTION 25.01 - EXHIBITS:

     All Exhibits referred to are attached to this Lease and incorporated herein by reference.

SECTION 26.01 - INTERPRETATION:

     This Lease shall be construed and interpreted in accordance with the laws of the State of Nevada.

SECTION 27.01 - WAIVERS:

     No delay or omission by either party in exercising any right occurring upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or be construed to waiver thereof. A waiver by either party of any of the covenants and agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained.

SECTION 28.01 - HEIRS AND SUCCESSORS:

     Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors, and assignees of the parties hereto.

SECTION 29.01 - CORPORATE AUTHORITY:

     If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation, Lessee shall within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorized or rectifying the execution of this Lease.

SECTION 30.01 - RECORDATION:

     This Lease shall not be recorded unless both parties mutually agree to the content of the short form.

SECTION 31.01 - CAPTIONS:

     The captions used in this Lease shall have no effect on its interpretation.

SECTION 32.01 - ATTORNEY'S COSTS:

     If by reason of any default on the part of Lessee or Lessor, the non-defaulting party shall bring suit to recover any rent due hereunder, or for the breach of any provision of this Lease or to recover possession of the Premises, or if Lessee shall bring any action for any relief against Lessor, declaratory or otherwise arising out of this Lease, or if any party to this Lease institutes a lawsuit against the other party; which arises out of or related to this Lease, the prevailing party shall have recovery against the other party in addition to the costs allowed by law, such sums as the court may judge to be a reasonable attorney's fees.

SECTION 33.01 - SPECIAL FACTS PERTAINING TO LEASE, INTEGRATED AGREEMENTS, AND
MODIFICATIONS:

     1. ENTIRE AGREEMENTS: This Lease constitutes the entire Agreement between the parties, along with its exhibits and addenda; and no alteration or modification of such agreement may be made except in writing to the other party and signed by the party to be charged.

     2. INVALIDITY OR UNENFORCEABILITY: If any term, condition, covenant, or provision of this Lease is held to be invalid or unenforceable, either in itself or as to any particular party, then the remainder of the Lease, or the applicability of such provision to other parties, will continue in validity and force.

SECTION 34.01-ATTACHED EXHIBITS:

     Exhibit A:     Matley Plaza Commercial Center
     Exhibit B:     Demised Premises
     Exhibit C:     First Amendment to Lease

SECTION 34.01- EASEMENTS:

     Lessor reserves the right, from time to time, to grant such easements, rights, and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, maps, and restrictions do not unreasonably interfere with this use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

     IN WITNESS WHEREOF the parties hereto have executed this Lease the day and year first above written.

LESSOR:                              LESSEE:
MATLEY PLAZA LIMITED PARTNERSHIP     WESTERN GOLDFIELD S, INC.

     2.   Lease Of Additional Space. If, during the team of this Lease, Lessee
          -------------------------
desires to occupy any Additional Space, Lessee shall immediately notify Lessor in writing describing the square footage to be occupied and whether the Additional Space is comprised of office space, warehouse space, or both. Upon approval thereof by Lessor, the Lease shall be further amended to include as part of the Premises the Additional Space and to adjust the rent payable hereunder to include additional rent at the rate of One and 101100ths Dollar ($1.10) per square foot for office space and Fifty-Five Cents (55 ) per square foot for warehouse space. The inclusion in the Lease of the Additional Space shall not extend the term of the Lease. The right to lease the Additional Space shall be subject to the prior written consent

                                   EXHIBIT "C"
                                   -----------
                       FIRST AMENDMENT TO LEASE AGREEMENT

     This First Amendment To Lease Agreement ("Amendment") relates to that certain Lease dated April 1, 2004, by and between MATLEY PLAZA
PARTNERSHIP("Lessor")  and  WESTERN  COLDFIELDS,  INC-  ("Lessee").

                                    RECITALS
                                    --------

     A. Lessor and Lessee entered into that certain Lease Agreement dated April 1, 2004("Lease") whereby Lessor leased to Lessee the premises ("Premises") particularly described on Exhibit "B" to the Lease and is a part of Suite 120 ("Suite 120"), 961 Matley Lane, Reno, Nevada.

     B.   For purposes of this Amendment, the following definitions shall apply:

     (i) "Additional Space" shall mean any portion of the Remaining Part of Suite 120 not subject to a lease to other tenant(s).

     (ii) "Common Areas" shall mean Men (117), Women (118), Corridor (114), and Reception (105)

     (iii) "Premises" shall mean the approximate 5,000 square feet described by Exhibit "B" to the Lease.

     (iv) "Remaining Part of Suite 120" shall mean all or any part of Suite 120 other than the Premises (i.e., Suite 120 excluding the Premises).

     (v) "Suite 120" shall mean all the space within Suite 120, 961 Matley Lane, Reno, Nevada consisting of approximately 15,000 square feet. The Premises are located within Suite 120

     C. The parties desire to amend the Lease to add thereto the following provisions:

     NOW  THEREFORE,  IT  IS  AGREED;

          1.   Common  Areas.  So  long  as there are no other tenants occupying
               -------------
any part of Suite 120, Lessee shall have the right to use the Common Areas without further or additional rent. However, upon Lessor leasing any portion of the Remaining Part of Suite 120 as further set forth in Paragraph 4 hereof.

does not exercise this right to lease all of Suite 120, the Lease shall terminate at the end of the lease term. Thereupon Lessee shall surrender the Premises to Lessor as required by the terms of the Lease.

     6.   Right Of Entry. During the term of the Lease, Lessor, its
          --------------
representatives and agents, shall have the right, upon reasonable notice, to enter upon the Premises for purposes of showing Suite 120, or any portion thereof, to prospective tenants. Lessor shall use reasonable efforts to minimize any inconvenience to Lessee; however, Lessor shall not be responsible for any interruption caused to Lessee thereby, nor will Lessor be responsible to Lessee for any inconvenience or interruption incurred by Lessee by reason of the exercise of any of the rights set forth in this Amendment, and there shall be no


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reduction of rent thereby.

     7.   Remaining Terms. All remaining terms and provisions of the Lease shall
          ---------------
remain in full force and effect without modification unless otherwise set in writing subsequent hereto.

     IN WITNESS WHEREOF, the parties have executed this First Amendment To
Lease.

LESSOR:                             LESSEE:

MATLEY PLAZA PARTNERSHIP          WESTERN GOLDFIELDS, INC.

By _____________________          By _______________________

Its ____________________          Its ______________________

Date It ________________          Date _____________________


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